                                                                    EXHIBIT 12.1



               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                                                  FOR THE PERIOD
                                                                                                       ENDED
                                                                                                 DECEMBER 31, 1997
                                                                                                 -----------------

EARNINGS

Loss before extraordinary item and taxes.......................................................     $   (24,718)

  Add (Subtract):

    Fixed Charges..............................................................................          10,012

    Share of loss in Equity Investments........................................................             151

    Gain on sale of business...................................................................              60
                                                                                                       --------

Adjusted Earnings..............................................................................         (14,495)
                                                                                                       --------
                                                                                                       --------

FIXED CHARGES

Interest Charges...............................................................................           8,576

Rent Expense...................................................................................           1,436
                                                                                                       --------

Total Fixed Charges............................................................................     $    10,012
                                                                                                       --------
                                                                                                       --------

Ratio of Earnings to fixed charges.............................................................              --
                                                                                                       --------
                                                                                                       --------

Earnings insufficient to cover fixed charges...................................................     $    24,507
                                                                                                       --------
                                                                                                       --------